UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005 (April 4, 2005)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32367 (Commission File No.)	80-0000545 (IRS Employer Identification No)

1099 18th Street, Suite 2300 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release
Presentation to be made on April 4, 2005
Letter to Stockholders and Annual Report

Item 7.01. Regulation FD Disclosure.

     On April 4, 2005, the Company issued a press release announcing its participation in the Howard Weil 2005 Energy Conference in New Orleans, Louisiana on April 3 – 7, 2005. Company Chief Executive Officer William J. Barrett will present to the conference on Monday, April 4, 2005 at 2:10 p.m. CDT. Mr. Barrett’s presentation will be available on the Company’s website at http://www.billbarrettcorp.com prior to the presentation.

     A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of Mr. Barrett’s presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K

     At the conference, participants will be given a copy of the Company’s letter to stockholders and annual report for 2004, which will include a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The stockholder’s letter and annual report are expected to be mailed to stockholders on or about April 15, 2005 with the proxy materials for the annual meeting of stockholders to be held on May 19, 2005. A copy of the letter to stockholders and annual report, other than the previously filed Form 10-K, is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

     In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 4, 2005

99.2	Presentation to be made on April 4, 2005

99.3	Letter to stockholders and annual report

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2005	BILL BARRETT CORPORATION

By: /s/ Francis B. Barron
Francis B. Barron
Senior Vice President — General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 4, 2005

99.2	Presentation to be made on April 4, 2005

99.3	Letter to stockholders and annual report

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